UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 20, 2011
NxSTAGE MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51567	04-3454702
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

439 S. Union St, 5th Floor, Lawrence, MA	01843
(Address of principal executive offices)	(Zip Code)
(978) 687-4700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 20, 2011, Jonathan Silverstein, a director of NxStage Medical, Inc. (“NxStage” or the “Company”) resigned from the Board of Directors of NxStage, and all committees thereof, due to other business and personal commitments, effective immediately. At the time of his resignation, Mr. Silverstein was a member of the Nominating and Corporate Governance Committee.
(d) On January 20, 2011 the Board of Directors appointed Nancy J. Ham to its Board of Directors. The appointment of Ms. Ham to the Board fills the vacancy created by the resignation of Mr. Silverstein, and maintains the total number of directors on the Board at eight. Ms. Ham was not appointed to any committees of NxStage’s Board of Directors.
Ms. Ham will be entitled to receive compensation for her service on the Board of Directors consistent with NxStage’s director compensation program for non-employee directors, as described under the heading Director Compensation in NxStage’s proxy statement for its 2010 Annual Meeting of Stockholders as filed with the Securities and Exchange Commission on April 29, 2010, which description is incorporated in this Form 8-K by reference.
In connection with Ms. Ham’s appointment to the Board of Directors, she and the Company will enter into the Company’s standard form of indemnification agreement for directors, the form of which was previously filed as Exhibit 10.21 to the Company’s registration statement on Form S-1 (File No. 333-126711).
Item 7.01 Regulation FD Disclosure.
A copy of the Company’s press release announcing his appointment dated December 20, 2010 is attached hereto as Exhibit 99.1 and is incorporated in this report by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated January 24, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

NxStage Medical, Inc.
Date: January 24, 2011	By:	/s/ Robert S. Brown
Robert S. Brown
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated January 24, 2011.

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